                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Marimba, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 MARIMBA, INC.
                                440 CLYDE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                                 April 25, 2000

TO THE STOCKHOLDERS OF MARIMBA, INC.

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Marimba, Inc. (the "Company"), which will be held at the Sheraton Sunnyvale Hotel, 1108 N. Mathilda Avenue, Sunnyvale, California, on Thursday, June 8, 2000, at 9:30 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                      Sincerely,

                                      /s/ KIM K. POLESE
                                      President and Chief Executive Officer

                                 MARIMBA, INC.
                                440 CLYDE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of Marimba, Inc. (the "Company") will be held at the Sheraton Sunnyvale Hotel, 1108 N. Mathilda Avenue, Sunnyvale, California, on Thursday, June 8, 2000, at 9:30 a.m. for the following purposes:

     1. To elect seven members of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on April 19, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 440 Clyde Avenue, Mountain View, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ KIM K. POLESE
                                          President and Chief Executive Officer
Mountain View, California
April 25, 2000

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                 MARIMBA, INC.
                                440 CLYDE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2000

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Marimba, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Sunnyvale Hotel, 1108 N. Mathilda Avenue, Sunnyvale, California, on Thursday, June 8, 2000, at 9:30 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about May 1, 2000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 19, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 23,272,263 shares of Common Stock outstanding. Each stockholder of record on April 19, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on April 19, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of fifty percent of the Company's stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The seven nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of February 29, 2000, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The seven (7) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

         NOMINEES           AGE   POSITIONS AND OFFICES HELD WITH THE COMPANY
         --------           ---   -------------------------------------------
Kim K. Polese               38    President, Chief Executive Officer and
                                  Director
Arthur A. van Hoff          37    Chief Technology Officer and Director
Steven P. Williams          36    Executive Vice President, Worldwide Sales,
                                  Chief Operating Officer and Director
Aneel Bhusri(1)             34    Director
Raymond J. Lane(2)          53    Director
Douglas J. Mackenzie(1)(2)  41    Director
Stratton D. Sclavos(1)      38    Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     Kim K. Polese, a founder of Marimba, has served as president, chief executive officer and a director of Marimba since our inception in February 1996. Before co-founding Marimba, Ms. Polese served in several marketing positions at Sun Microsystems, an enterprise networking company, from January 1989 until January 1996, most recently as senior product manager. Ms. Polese received her B.A. in Biophysics from the University of California at Berkeley.

     Arthur A. van Hoff, a founder of Marimba, has served as chief technology officer and a director of Marimba since our inception in February 1996. Before co-founding Marimba, from February 1993 until February 1996, Mr. van Hoff held various engineering positions at Sun Microsystems, most recently as senior staff engineer. Mr. van Hoff received his M. Phil. in Computer Science from Strathclyde University in Glasgow, Scotland and a postgraduate degree in Computer Science from Hogere Informatica Opleiding in Enschede, Holland.

     Steven P. Williams has served as Marimba's executive vice president, worldwide sales and chief operating officer since April 1999, as our executive vice president, worldwide sales since November 1996 and as a director since February 2000. Mr. Williams will be relinquishing his position as executive vice president, worldwide sales and chief operating officer effective May 1, 2000. Before joining Marimba, Mr. Williams served as vice president, western sales from March 1996 to November 1996 and before that as director, western sales from March 1992 to March 1996, for Tivoli, a systems management software company. Mr. Williams received his B.S. in Electrical Engineering from California Polytechnic State University, San Luis Obispo.

     Aneel Bhusri has served as a director of Marimba since February 1999. Mr. Bhusri has been a general partner at Greylock Management Corporation, a venture capital firm, since April 1999. Mr. Bhusri has served as the vice chairman of PeopleSoft since March 1999. Before his current position at PeopleSoft, Mr. Bhusri served as the senior vice president of product strategy, business development and marketing for PeopleSoft, an enterprise software company from April 1997 to March 1999. Before this position at PeopleSoft, Mr. Bhusri served as senior vice president of product strategy from November 1995 to April 1997. From April 1995 to November 1995, Mr. Bhusri served as vice president of product strategy and from August 1993 to April 1995 as director of product strategy. Mr. Bhusri received his B.S. in Electrical Engineering and his B.A. in Economics from Brown University, and his M.B.A. from Stanford University.

     Raymond J. Lane has served as a director of Marimba since October 1997. Mr. Lane has been the president and chief operating officer of Oracle Corporation, a database software company, since January 1997. Before his position as president and chief operating officer, Mr. Lane served as the executive vice president of worldwide operations for Oracle from October 1993 to January 1997, and has been a director of Oracle since June 1995. Mr. Lane served as a senior vice president of Oracle USA from June 1992 to October 1993. Mr. Lane is also a director of C-Bridge Internet Solutions, Inc. as well as a member of the Board of Trustees of Carnegie Mellon University. Mr. Lane received his B.S. in Math from West Virginia University.

     Douglas J. Mackenzie has served as a director of Marimba since August 1996. Since June 1989, Mr. Mackenzie has been employed with Kleiner Perkins Caufield & Byers, a venture capital firm, of which he has been a general partner since 1994. Mr. Mackenzie serves on the board of directors of E.piphany, Inc., Pivotal Corporation and Homegrocer.com, Inc.. Mr. Mackenzie also serves as a director of several private technology-based companies. Mr. Mackenzie received his A.B. in Economics and his M.S. in Industrial Engineering from Stanford University and his M.B.A. from Harvard University.

     Stratton D. Sclavos has served as a director of Marimba since February 1999. Mr. Sclavos has been the president, chief executive officer and a director of VeriSign since he joined VeriSign in July 1995. From October 1993 to June 1995, Mr. Sclavos was vice president, worldwide marketing and sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. Mr. Sclavos is also a director and a member of the compensation committee of Network Solutions, Inc. and a director of Keynote Systems, Inc. Mr. Sclavos received his B.S. in Electrical and Computer Engineering from the University of California, Davis.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1999, the Board of Directors held seven (7) meetings and acted by written consent in lieu of a meeting on two (2) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has (2) standing committees: the Audit Committee and the Compensation Committee.

     During the fiscal year ended December 31, 1999, the Audit Committee of the Board of Directors held two (2) meetings. The Audit Committee was created on February 2, 1999 and became effective on the effective date of the Company's initial public offering of its securities, April 29, 1999. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Bhusri, Mackenzie and Sclavos.

     During the fiscal year ended December 31, 1999, the Compensation Committee of the Board of Directors held five (5) meetings and acted by written consent in lieu of a meeting on two (2) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1996 Stock Plan and 1999 Omnibus Equity Incentive Plan and administers the 1999 Employee Stock Purchase Plan. The members of the Compensation Committee are Messrs. Lane and Mackenzie.

     The Board of Directors did not have a Nominating Committee during 1999.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

     Non-employee Board members are eligible for option grants under the Company's 1999 Non-Employee Directors Option Plan ("Directors Plan"). Under the Directors Plan, each non-employee director who became a member of the Company's Board of Directors before 1999 received a fully vested option to purchase 7,500 shares of the Company's Common Stock on the effective date of the Company's initial public offering; the exercise price per share of these options was the initial price offered to the public in the Company's initial public offering. Each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted a fully vested option ("Initial Option") to purchase 15,000 shares of the Company's Common Stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual who will continue to be a director after such Annual Meeting will receive an additional fully vested option ("Annual Option") to purchase 7,500 shares of Common Stock. Each director who received an Initial Option under the Directors Plan will first be eligible to receive an Annual Option in the calendar year that is two years after the calendar year in which the director received the Initial Option. The exercise price for each option grant will be equal to the fair market value per share of Common Stock on the option grant date.

     Pursuant to the Directors Plan, Messrs. Lane and Mackenzie were each granted a fully vested option to purchase 7,500 shares of Common Stock on April 29, 1999, the effective date of the Company's initial public offering, at an exercise price of $20.00 per share. On February 2, 1999, Messrs. Bhusri and Sclavos were each granted a fully vested option to purchase 20,000 shares at an exercise price per share equal to $10.00, the Company's fair market value on the option grant date.

     Non-employee directors are also eligible to receive options and be issued shares of Common Stock under the Company's 1999 Omnibus Equity Incentive Plan. Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1999 Omnibus Equity Incentive Plan and are also eligible to participate in the Company's 1999 Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE NOMINEES LISTED HEREIN.

NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Our non-director executive officers and key employees and their ages as of February 29, 2000, are as follows:

               NAME                 AGE                 POSITION
               ----                 ---                 --------
Fred M. Gerson                      49     Vice President, Finance and Chief
                                           Financial Officer
Lee Bieber                          48     Vice President, Engineering
Jacqueline Ross                     42     Vice President, Marketing
Bob Maynard                         41     Vice President, Worldwide Sales
Jonathan Payne                      35     Senior Engineer
Sami Shaio                          36     Senior Engineer

     Fred M. Gerson has served as Marimba's vice president, finance and chief financial officer since November 1997. Before joining Marimba, Mr. Gerson served as vice president and chief financial officer for Maxis, Inc., a consumer entertainment software company, from November 1994 to October 1997. Mr. Gerson received his B.A. in Economics from City University of New York -- Brooklyn College and his M.B.A. from New York University.

     Lee Bieber has served as Marimba's vice president, engineering since January 1, 2000, as our director of client engineering from January 1999 to December 1999, and as an engineering manager from October 1997 to January 1999. Before joining Marimba, Mr. Bieber served as an engineering manager, from June 1987 to October 1997, for Sun Microsystems. Mr. Bieber received his B.S. in Computer Science from Purdue University.

     Jacqueline Ross has served as Marimba's vice president, marketing since August 1998. From June 1996 to July 1998, Ms. Ross served as vice president, marketing for Check Point Software Technologies, Ltd., a provider of secure enterprise networking solutions. From January 1995 to May 1996, Ms. Ross was vice president, marketing of Cambio Networks Inc., an enterprise management software company. Ms. Ross received her B.A. and B.B.A. from Kent State University and her M.B.A. from Stanford University.

     Bob Maynard has served as Marimba's vice president, worldwide sales since April 1999. Before joining Marimba, from August 1994 to April 1999, Mr. Maynard held several sales positions with Tivoli Systems, Inc., most recently as vice president, North America sales. From July 1993 to August 1994, Mr. Maynard was district sales manager for Compuware Corporation. Mr. Maynard received his degree in Business Administration and Accounting from Triton College.

     Jonathan Payne, a founder of Marimba, has served as a senior engineer for Marimba since our inception in February 1996. Before co-founding Marimba, Mr. Payne was a senior engineer at Starwave Corporation, an Internet services company, from February 1995 to February 1996. From June 1988 until February 1995, Mr. Payne served in various engineering positions as Sun Microsystems. Mr. Payne received his B.A. in Cognitive Science from the University of Rochester.

     Sami Shaio, a founder of Marimba, has served as a senior engineer of Marimba since our inception in February 1996. Before co-founding Marimba, from May 1989 until February 1996, Mr. Shaio held various engineering positions at Sun Microsystems, most recently as senior staff engineer. Mr. Shaio received his A.B. and A.M. in Linguistics, as well as his B.S. in Computer Science, from Stanford University. Mr. Shaio received his M.S. in Computer Science from the University of Michigan.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 29, 2000, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and
(iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                    SHARES BENEFICIALLY OWNED
                                                  AS OF FEBRUARY 29, 2000(1)(2)
                                             ---------------------------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER      NUMBER OF SHARES    PERCENTAGE OF CLASS
   ------------------------------------      ----------------    -------------------
Kim K. Polese..............................     2,234,552                9.7
Steven P. Williams(3)(4)...................       783,958                3.4
Jacqueline Ross(3).........................       300,500                1.3
Fred M. Gerson(3)(5).......................       350,485                1.5
Arthur A. van Hoff.........................     2,232,000                9.7
Aneel Bhusri(3)............................        35,000                  *
Raymond J. Lane(3).........................       127,471                  *
Douglas J. Mackenzie(3)(6).................     2,909,112               12.6
  c/o Kleiner Perkins Caufield & Byers 2750
     Sand Hill Road
     Menlo Park, CA 94025
Stratton D. Sclavos(7).....................        31,900                  *
OTHER 5% STOCKHOLDERS
Jonathan Payne(8)..........................     2,228,600                9.7
Sami Shaio.................................     2,319,200               10.0
Entities affiliated with Kleiner Perkins
  Caufield & Byers.........................     2,909,112               12.6
  2750 Sand Hill Road
  Menlo Park, CA 94025
All directors and executive officers as a
  group (10 persons)(9)....................     9,044,312               37.9

---------------
  * Less than 1% of the outstanding shares of Common Stock.

(1) Percentage ownership is based on 22,964,664 shares of Common Stock outstanding on February 29, 2000.

(2) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of February 29, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Marimba, Inc., 440 Clyde Avenue, Mountain View, CA 94043.

(3) The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable within 60 days of February 29, 2000.

     SHARES SUBJECT TO OPTIONS

Jacqueline Ross............................................  300,000
Steven P. Williams.........................................  400,000
Fred M. Gerson.............................................   50,000
Aneel Bhursi...............................................   20,000
Raymond J. Lane............................................   82,500
Douglas J. MacKenzie.......................................    7,500

(4) Includes 1,500 shares held as custodian for Zachary P. Williams and 1,500 shares held as custodian for Natalia J. Williams.

(5) Includes 5,000 shares held as custodian for Stacey B. Gerson and 5,000 shares held as custodian for Hilary I. Gerson. Mr. Gerson disclaims beneficial ownership of these shares.

(6) Represents 1,988,745, 72,453, 76,131 and 760,795 shares of Common Stock held of record by KPCB Java Fund, L.P., KPCB Information Sciences Zaibatsu Fund II, L.P., KPCB VIII Founders Fund, L.P., and Kleiner Perkins Caufield & Byers VIII, L.P. Mr. Mackenzie, a director of Marimba, is a general partner of Kleiner Perkins. Mr. Mackenzie disclaims beneficial ownership of shares held by Kleiner Perkins except to the extent of his pecuniary interest arising from his interest in Kleiner Perkins. Also includes personal options exercisable within 60 days of February 29, 2000 for 7,500 shares and 3,488 shares held directly by Mr. Mackenzie.

(7) Includes 1,333 shares held as custodian for Alexandra C. Sclavos and 1,333 shares held as custodian for Nicholas C. Sclavos.

(8) Includes 1,538 shares held as custodian for Madeline M. Payne.

(9) Includes 868,750 shares subject to options which are exercisable within 60 days of February 29, 2000, 5,000 shares held by Mr. Gerson as custodian for Stacey B. Gerson and 5,000 shares held as custodian for Hilary I. Gerson, 1,500 shares held by Mr. Williams as custodian for Zachary P. Williams and 1,500 shares held as custodian for Natalia J. Williams and 1,333 shares held by Mr. Sclavos as custodian for Alexandra C. Sclavos and 1,333 shares held as custodian for Nicholas C. Sclavos.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1999 Omnibus Equity Incentive Plan and 1999 Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

     For the 1999 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

     General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of one or more of the following: (i) base salary,
(ii) cash bonus and (iii) long-term stock-based incentive awards.

     Base Salary. The base salary for each executive officer is set on the basis of general market levels derived from comparisons with companies of similar size and similar industries. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

     Annual Cash Bonuses. Executive officers who are eligible to receive bonuses receive such bonuses if they achieve individual performance objectives that are set on a quarterly basis. Actual bonuses paid reflect an individual's accomplishment of these individual objectives and are based on a percentage of the individual's base salary.

     Long-Term Incentive Compensation. During fiscal 1999, the Committee, in its discretion, made option grants to Messrs. Currie, Gerson and Williams under the 1996 Stock Plan and one option grant to Mr. Gerson under the 1999 Omnibus Equity Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, a significant grant was made to Ms. Ross in connection with her commencement of employment in 1998 and no grant was made in 1999. The grants made to Messrs. Currie, Gerson and Williams were made in recognition of their years of service with the Company and their personal performance in the recent period, especially for their leadership with respect to the Company's initial public offering of its securities.

     Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO Compensation. The annual base salary for Ms. Polese, the Company's President and Chief Executive Officer, was not increased by the Committee during fiscal 1999, and Ms. Polese has not been granted any options or given any bonus during fiscal 1999. Ms. Polese's compensation remained unchanged in light of the equity percentage of the Company that she continues to hold.

     Tax Limitation. Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1999 Omnibus Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Omnibus Equity Incentive Plan with an exercise price equal to the fair market value per share of the Company's Common Stock on the option grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer, the

Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee
                                          Raymond J. Lane
                                          Douglas J. Mackenzie

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was created on February 2, 1999, became effective on the effective date of the Company's initial public offering of its securities, April 29, 1999, and the members of the Compensation Committee are Messrs. Lane and Mackenzie. Neither of these individuals was at any time during 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between April 30, 1999 (the date the Company's Common Stock commenced public trading) and December 31, 1999 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the S&P Major Market Index (the "S&P Market"), over the same period. This graph assumes the investment of $100.00 on April 30, 1999, in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P Market, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard & Poor's Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MARIMBA, INC.,
             THE NASDAQ STOCK MARKET-U.S. INDEX AND THE S&P MARKET
                         TOTAL RETURN TO STOCKHOLDER'S
                         (DIVIDENDS REINVESTED MONTHLY)

                                                      MARIMBA, INC.               S&P 500 INDEX             NASDAQ U.S. INDEX
                                                      -------------               -------------             -----------------
30-Apr-99                                                100.00                      100.00                      100.00
Dec-99                                                    75.82                      111.00                      157.09

ANNUAL RETURN PERCENTAGE
YEARS ENDING

                       COMPANY/INDEX                          DEC 99
                       -------------                          ------
MARIMBA, INC................................................  -24.18
S&P 500 INDEX...............................................   11.00
NASDAQ US INDEX.............................................   57.09

INDEXED RETURNS
YEARS ENDING

                                                          BASE PERIOD
                     COMPANY/INDEX                         30 APR 99     DEC 99
                     -------------                        -----------    ------
MARIMBA, INC............................................      100         75.82
S&P 500 INDEX...........................................      100        111.00
NASDAQ US INDEX.........................................      100        157.09

     The Company effected its initial public offering of Common Stock on April 29, 1999 at a price of $20.00 per share. The graph above, however, commences with the closing price of $60.75 per share on April 30, 1999 -- the date the Company's Common Stock commenced public trading.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Officers"), each of whose aggregate compensation for 1999 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                          NUMBER OF
                                                  ANNUAL COMPENSATION     SECURITIES
                                                  --------------------    UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
       ---------------------------         ----   ---------   --------   ------------   ---------------
Kim K. Polese                              1999   $130,000    $     --          --         $     --
  President and Chief Executive Officer    1998    130,000          --          --            930(1)
Steven P. Williams(2)                      1999    125,000     129,800     300,000          4,800(3)
  Executive Vice President, Worldwide      1998    125,000     125,000      50,000          2,000(3)
  Sales and Chief Operating Officer
Robert E. Currie(4)                        1999    150,000          --     100,000               --
  Vice President, Engineering              1998    137,000          --      70,000               --
Fred M. Gerson                             1999    170,000          --      75,000               --
  Vice President, Finance and              1998    165,000          --          --               --
  Chief Financial Officer
Jacqueline Ross(5)                         1999    160,000      25,000          --               --
  Vice President, Marketing                1998     63,333      25,000     300,000               --

---------------
(1) Represents premiums paid by the Company for term life insurance.

(2) Mr. Williams will cease employment with the Company May 2000.

(3) Represents amounts paid by the Company for auto allowance.

(4) Mr. Currie ceased employment with the Company January 2000.

(5) Ms. Ross commenced employment with the Company August 1998.

     The following table contains information concerning the stock option grants made to each of the Named Officers for 1999. No stock appreciation rights were granted to these individuals during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                          ---------------------------------------------------------      VALUE AT ASSUMED
                          NUMBER OF      % OF TOTAL                                    ANNUAL RATES OF STOCK
                          SECURITIES      OPTIONS                                       PRICE APPRECIATION
                          UNDERLYING     GRANTED TO        EXERCISE                    FOR OPTION TERM($)(1)
                           OPTIONS      EMPLOYEES IN      PRICE PER      EXPIRATION   -----------------------
          NAME            GRANTED(#)   FISCAL YEAR(4)   SHARE($/SH)(5)      DATE          5%          10%
          ----            ----------   --------------   --------------   ----------   ----------   ----------
Kim K. Polese...........         --           --            $   --              --    $       --   $       --
Steven P. Williams......  300,000(2)        13.6%            15.00        04/19/09     2,830,026    7,171,841
Robert E. Currie........  100,000(2)         4.5             15.00        04/19/09       943,342    2,390,614
Fred M. Gerson..........   50,000(2)         2.3             15.00        04/19/09       471,671    1,195,307
                           25,000(3)         1.1             31.38        12/16/09       493,289    1,250,092
Jacqueline Ross.........         --           --                --              --            --           --

---------------
(1) The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed according to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the Company's stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2) Each of the options listed in the table is immediately exercisable. The shares purchased under the options may be repurchased by the Company at the original exercise price per share if the optionee ceases service with the Company before vesting in the shares. The right of repurchase shall lapse with respect to the first 25% of the shares subject to each option upon the optionee's completion of the first 12 months of service from the vesting commencement date, and an additional 1/48 of the shares upon the completion of each month of service thereafter. The option shares will fully vest if the Company is acquired in a merger or asset sale, unless the Company's repurchase right with respect to the unvested option shares is transferred to the acquiring entity.

(3) 25% of the option becomes vested and exercisable upon the optionee's completion of the first 12 months of service from the vesting commencement date and 1/48 of the option becomes vested and exercisable upon the completion of each month of service thereafter. The option will fully vest if the Company is acquired in a merger or asset sale, unless the option is assumed or substituted with another option by the acquiring entity.

(4) Based on a total of 2,205,250 option shares granted to the Company's employees during 1999.

(5) The exercise price was equal to the fair market value of the Company's Common Stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by lending the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

     The following table sets forth information concerning option holdings as of the end of the 1999 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year and no options were exercised during the 1999 fiscal year by the Named Officers.

                         FISCAL YEAR-END OPTION VALUES

                                      NUMBER OF
                                SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                 UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                AT FISCAL YEAR END(1)     AT FISCAL YEAR END($)(2)
                                ----------------------    -------------------------
             NAME                VESTED      UNVESTED       VESTED       UNVESTED
             ----               ---------    ---------    ----------    -----------
Kim K. Polese.................        --           --             --             --
Steven P. Williams............    48,611      351,389     $2,114,839    $11,360,161
Robert E. Currie..............    29,999      140,001     $1,318,498    $ 4,842,127
Fred M. Gerson................         0       75,000(3)           0    $ 1,920,313
Jacqueline Ross...............   100,000      200,000     $4,306,250    $ 8,612,500

---------------
(1) Except as otherwise indicated, the options are immediately exercisable for all of the option shares, but any shares purchased under those options may be repurchased by the Company at the original exercise price paid per share, if the optionee ceases service with the Company before vesting in such shares. The heading "Vested" refers to shares that are no longer subject to repurchase; the heading "Unvested" refers to shares subject to repurchase as of December 31, 1999.

(2) Based on the fair market value of the Company's Common Stock on December 31, 1999 of $46.0625 per share, less the exercise price payable for such shares.

(3) With respect to 25,000 of the option shares, 25% of the option shares becomes vested and exercisable upon the optionee's completion of the first 12 months of service from the vesting commencement date and 1/48 of the option shares becomes vested and exercisable upon the completion of each month of service thereafter.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Company granted to Mr. Gerson options to purchase an aggregate of 300,000 shares of the Company's Common Stock at an exercise price of $.50 per share. The first option for 250,000 shares vested as to one-third of the shares subject to the option on the first anniversary of Mr. Gerson's employment start date and the remainder vests in equal monthly installments for twenty-four months. The second option for 50,000 shares vests in equal monthly installments for thirty-six months commencing November 3, 1998.

     If there is a merger or asset sale of the Company after the first twelve months of Mr. Gerson's employment and Mr. Gerson is constructively terminated within twelve months of the merger or asset sale, Mr. Gerson will vest in 50% of the remaining unvested shares subject to both options. Following the acceleration of both options, the remaining unvested shares subject to these options will vest in accordance with the original vesting schedules, as if the remaining shares were the only shares subject to the options.

     All options and other awards granted under the Company's 1996 Stock Plan and the Company's 1999 Omnibus Equity Incentive Plan, including options granted to the Company's executive officers, will become fully vested if a change in control of the Company occurs, unless the options or awards are assumed by the surviving corporation or its parent or if the surviving corporation or its parent substitutes comparable options or awards for options or awards granted under the Company's plans.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     Ernst & Young LLP has audited the Company's financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described where required in Employment Contracts and Change in Control Arrangements and (ii) the transactions described below.

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that annual Form 5 reports were filed by them for the 1999 fiscal year only with respect to transactions that could be reported on a Form 5 without being late transactions, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Ms. Polese and Messrs. van Hoff and Payne each filed one late Form 4, each reporting one late sale to the underwriters, and Mr. Shaio filed two late Form 4s reporting two late sales to the underwriters, both in connection with the underwriters' exercise of their over-allotment option in the Company's initial public offering; and Mr. Williams filed one late Form 4 reporting the conversion of his Preferred Stock to Common Stock in connection with the Company's initial public offering.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO MARIMBA, INC., 440 CLYDE AVENUE, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: STOCKHOLDER SERVICES.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 27, 2000, in order to be included. Such stockholder proposals should be addressed to Marimba, Inc., 440 Clyde Avenue, Mountain View, California 94043, Attn: Stockholder Services.

     Pursuant to new amendments to Rule 14a-4(c) of the Securities and Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2001 annual meeting of stockholders does not notify the Company of such proposal on or prior to March 14, 2001, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2000 Proxy Statement. The Company currently believes that the 2001 annual meeting of stockholders will be held during the second week of June, 2001.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/KIM K. POLESE
                                            President and Chief Executive
                                             Officer
Mountain View, California
April 25, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME

PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                             MARIMBA, INC.                            PROXY
                   440 CLYDE AVENUE, MOUNTAIN VIEW, CA 94043
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARIMBA, INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2000

    The undersigned holder of Common Stock, par value $.0001, of Marimba, Inc. (the "Company") hereby appoints Kim K. Polese and Fred M. Gerson, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday June 8th, 2000 at 9:30 a.m. local time, at the Sheraton Sunnyvale Hotel, 1108 N. Mathilda Avenue. Sunnyvale, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (Continued and to Be Signed on Reverse Side)

Please mark votes as in this example  [X]

1. To elect the following directors to serve for a term ending upon the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES: Kim K. Polese, Arthur A. van Hoff, Steven P. Williams, Aneel Bhusri, Raymond J. Lane, Douglas J. MacKenzie, Stratton D. Sclavos.

FOR      WITHHELD    FOR all nominees, except for nominees written below.
[ ]      [ ]         [ ]

                -------------------------------------
                Nominee exception(s).

2.  To ratify the appointment of Ernst & Young, LLP as the    FOR     AGAINST    ABSTAIN
    Company's independent accountants for the fiscal year     [ ]       [ ]        [ ]
    ending December 31, 2000.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                                       The undersigned
                                                       acknowledges receipt of
                                                       the accompanying Notice
                                                       of Annual Meeting of
                                                       Stockholders and Proxy
                                                       Statement.

                                                       Signature:
                                                       Signature (if held
                                                       jointly):
                                                       Date: , 2000

                                                       Please date and sign
                                                       exactly as your name(s)
                                                       is (are) shown on the
                                                       share certificate(s) to
                                                       which the Proxy applies.
                                                       When shares are held as
                                                       joint-tenants, both
                                                       should sign. When signing
                                                       as an executor,
                                                       administrator, trustee,
                                                       guardian, attorney-in
                                                       fact or other fiduciary,
                                                       please give full title as
                                                       such. When signing as a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or other
                                                       authorized officer. When
                                                       signing as a partnership,
                                                       please sign in
                                                       partnership name by an
                                                       authorized person.